UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2014

THE SWISS HELVETIA FUND, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	005-53317	13 341 0232
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

875 Third Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-3800

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

The Swiss Helvetia Fund, Inc. (the “Fund”) held its Annual Meeting of Stockholders on June 27, 2014 (the “Meeting”).  At the Meeting, the Fund’s stockholders approved Schroder Investment Management North America Inc. and its affiliate, Schroder Investment Management North America Limited (together, “Schroders”), to serve as the Fund’s new investment adviser and sub-adviser, respectively.  As a result, Schroders commenced providing advisory services to the Fund on July 1, 2014.

(a)  Dismissal of independent registered public accounting firm

On June 3, 2014, the Board of Directors (the “Board”) of the Fund approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Fund’s independent registered public accounting firm in the event Schroders commenced providing investment advisory services to the Fund.  The Board’s decision to approve the contingent dismissal of Deloitte was recommended by the Audit Committee of the Board after receipt of a letter from Deloitte to the Audit Committee disclosing the existence of certain business relationships and the provision of certain services to Schroders and/or its affiliates that would be considered independence impairing to the Fund under the independence rules of the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board.  Deloitte stated that in the event that the Fund’s stockholders voted to approve the election of Schroders, Deloitte could not continue to serve as the Fund’s independent registered public accounting firm from the date Schroders commenced providing advisory services to the Fund.  As a result, Deloitte was dismissed as the Fund’s independent registered public accounting effective July 1, 2014.

Deloitte served as the Fund’s independent registered public accounting firm for the fiscal years ended December 31, 2012 and December 31, 2013.  The audit reports of Deloitte on the Fund’s financial statements as of and for the years ended December 31, 2012 and December 31, 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and December 31, 2013 and through June 30, 2014, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused it to make reference to the subject matter of the disagreements in connection with its audit report, nor were there any “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Fund requested that Deloitte reviews the disclosures contained herein and asked Deloitte to furnish the Fund with a letter addressed to the SEC containing any new information, clarification of the Fund’s expression of Deloitte’s views, or the respects in which Deloitte does not agree with the statements contained herein.  A copy of Deloitte’s letter dated July 1, 2014 is filed as an exhibit to this Form 8-K.

(b)  Engagement of new independent registered public accounting firm

On June 3, 2014, upon the recommendation of the Audit Committee, the Board approved the engagement of PricewaterhouseCoopers LLP (“PwC”) to serve as the Fund’s independent registered accounting firm to audit the Fund’s financial statements for the fiscal year ending December 31, 2014 in the event that (i) Schroders was approved by the Fund’s stockholders and commenced providing investment advisory services to the Fund and (ii) Deloitte was dismissed as the Fund’s independent registered public accounting firm.  Schroders commenced providing advisory services to the Fund on July 1, 2014 and Deloitte was dismissed as the Fund’s independent registered public accounting firm effective the same date.  As of July 1, 2014, PwC serves as the Fund’s independent registered public accounting firm.

During the two most recent fiscal years and through June 30, 2014, neither the Fund nor any person on its behalf has consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

Caution Concerning Forward-Looking Statements

Statements included in this Current Report on Form 8-K (including information incorporated by reference herein) and other statements that the Fund may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words.  Such forward-looking statements are subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from the results expressed or implied in any forward-looking statements made by the Fund in these communications.  These and other risks, uncertainties and assumptions are detailed in documents filed by the Fund with the SEC.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  The Fund undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.  All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

Item 9.01.  Exhibits.

(d)           Exhibit.

16.1—Letter of Deloitte & Touche LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SWISS HELVETIA FUND, INC.

Date: July 7, 2014	By:	/s/ Abby L. Ingber
	Name:	Abby L. Ingber
	Title:	Assistant Secretary

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Exhibit Description

16.1	Letter of Deloitte & Touche LLP